EXHIBIT 10.14
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   AGREEMENT AND LETTER OF INTENT, DATED OCTOBER 16, 2002, BETWEEN THE COMPANY
                                AND ROAD AMERICA

October 16, 2002

Dennis M. Fantis
President
Road America
3081 Salzedo St.
Coral Gables, Florida 33134

Re: Letter of Intent
Road America

Dear Dennis,

     1. This letter serves as a formal agreement and letter of intent to and between MedStrong International Corporation, hereinafter "MIC", and Road America, hereinafter "RA". The purpose of this letter of Intent is to summarize the agreements between the parties will have the effects of a formal agreement and will work as a permanent agreement until superseded by another written agreement to the effect.

     2. The contents of this Letter of intent are the product of previous discussions among the parties.

     3. OBJECTIVE: To grant RA the rights to represent, promote and sell MedStrong, Patient Data Quickly (PDQ) medical records online programs in the described territories.

     4. Territory: United States and Canada other territories to be mutually agreed.

     5. Express Exclusions: The parties acknowledge and agree that each has a business relationship with Mapfre. Any efforts by both parties to further promote the MIC, PDQ brand with this company will be mutual written agreement. Map free is therefore, an exclusive medical records online prospect of MIC.

     6.   Programs:

          The purpose here is to provide various PDQ program options which Road America can select, that offer or provide tailored solutions to its varied and diverse prospect and client base.

          a. Agent: RA may choose to distribute the PDQ basic medical records online program for a family of four, annually, in its electronic form as an agent of the company or


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          b.   Direct link:  RA may choose to have MIC private label by creating its own RA splash page with a direct link to MedStrong for actual customer service.
          c. R.A. Website: RA may choose to create its own specific product brand of medical records online using its own proprietary website and tying into MedStrong's engine.

               The purpose here is to provide program options, which RA can select, which offer or provide solutions to its varied and diverse prospect and client base.

     7.   Payment and Renewal Compensation:

          a. Agent, payment and renewal compensation based on following formula.

               (i) MIC desire amount $6.50 per unit. The amount required to cover cost of plan.

               (ii) RA Target price, $1.00 per unit. The amount RA actually pays each month as their cost of plan(s)

               (iii)Renewal,  MIC will renew or RA may renew based on negotiated terms. If MIC renews the company will pay RA a 50% (50% split of the renewal fee) commission on basic an upgrades which first must go to settle the short fall between the (1) desired price and (2) RA's target price.

               (iv) Any balance  due agent from his  commission  account,  after adjustment shall be paid to RA on or before March 15, 2003 and on or before each successive March 15.

               (v) Agent has no responsibility to satisfy unit shortfall beyond the renewal account.


          b.   Direct link, to be negotiated based on anticipated volume.

          c.   RA website, to be negotiated based on anticipated volume.

     8.   Term and Termination

          a. The initial term of the agreement shall run from November 1, 2002, through November 30, 2005. Unless otherwise terminated pursuant to the terms hereof, the agreement shall automatically renew for additional one-year periods.


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          b.   Either  party,  MIC or RA may terminate  the  agreement,  without cause, at the end of the initial term or any renewal term by giving written notice of such termination not less than ninety
               (90) days prior to the end of the such term.


          c. The agreement maybe terminated immediately upon written notice as follows:

               (i)  By mutual written agreement of the parties.

               (ii) Material  breach  not cured  for a period  of 30 days  after notice.

               (iii)Either party files bankruptcy  becomes  insolvent or makes a general assignment for the benefit of creditors.


     9. MIC is a public company and therefore must disclose all material developments regarding its business. Both RA and MIC agree to release a mutually agreed news release announcing the letter of intent and any future agreements.

     In witness whereof, this being the agreement between the parties; we hereby execute this letter of intent.

Medstrong International, Corp.

By:
   ---------------------------------
         Jerry Farrar
         President

Road America

By:
   ---------------------------------
         Dennis M. Fantis
         President

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